EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 100 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated April 11, 2014 appearing in Post-Effective Amendment No. 95 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on April 11, 2014.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

November 25, 2014